SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: August 27, 2003
Date of earliest event reported: August 25, 2003

ICN PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation )	1-11397 (Commission File Number)	33-0628076 (I.R.S. Employer Identification Number)

3300 Hyland Avenue
Costa Mesa, California 92626

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 545-0100

ITEM 5. OTHER EVENTS.

     On August 22, 2003, ICN Pharmaceuticals, Inc., a Delaware corporation (“ICN”), caused Rx Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of ICN (“Rx Acquisition”), to merge with (the “Merger”) and into Ribapharm Inc., a Delaware corporation (“Ribapharm”), pursuant to Section 253 of the Delaware General Corporation Law, and Ribapharm became a wholly owned subsidiary of ICN. As a result of the Merger, each share of common stock, par value $.01 per share (the “Shares”), of Ribapharm outstanding prior to the Merger was converted into the right to receive $6.25 per Share (the “Merger Price”), subject to the rights of Ribapharm’s remaining stockholders to seek appraisal of their Shares under Delaware law. The Merger Price is the same price that ICN paid for each Share tendered pursuant to its cash tender offer (the “Offer”) for all of the Shares not owned by ICN or its subsidiaries. As a result of the Offer and the Merger, ICN acquired all of the outstanding Shares that it did not yet own for an aggregate consideration of approximately $187 million in cash.

     On August 25, 2003, ICN issued a press release announcing consummation of the Merger. The full text of the press release is filed as an exhibit hereto and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

Exhibit No.	Description

99	Press release issued by ICN on August 25, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

ICN PHARMACEUTICALS, INC.

By: /s/ Bary G. Bailey

	Name: Title:	Bary G. Bailey Executive Vice President and Chief Financial Officer

Dated August 27, 2003

EXHIBIT INDEX

Exhibit No.	Description

99	Press release issued by ICN on August 25, 2003.